EXHIBIT 23.1

                                Henry Schiffer, C.P.A
                              An Accountancy Corporation
                             315 Beverly Drive, Suite 211
                               Beverly Hills, CA 90212
                           Phone 310.286.6830 Fax 310.286.6840


                          CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in the Registration Statement of Internet Business=s International, Inc. on Form S-8 of our report dated May 14, 2002 relating to the financial statements of Internet Business=s International, Inc. appearing in the Company=s Annual Report on Form 10-KSB/A for the year ended June 30, 2001.



/s/ HENRY SCHIFFER, CPA

HENRY SCHIFFER, CPA
An Accountancy Corporation
Beverly Hills, California
May 29, 2002